[FILE  STAMP
OCT.  16  1996]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             DE  ORO  MINES,  INC.

We the undersigned Linda Hancey (President) and Gary Hancey (Secretary/Treasurer) of De Oro Mines, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 15th day of August, 1996 adopted a resolution to amend the original articles as follows:

Article  four  which  presently  reads  as  follows:


                                  ARTICLE FOUR

     De Oro Mines, Inc. shall have authority to issue One Million (1,000,000) shares of stock. The number of shares and the par value of such shares, if any, in each class or series within a class is as follows:

     Class           Series     No.  Of  Shares     Par  Value
     ----------     -------     -----------------     ------------
     Common              1       1,000,000        $0.01

     Is  amended  to  read  as  follows

                                  ARTICLE FOUR

     De Oro Mines, Inc. shall have authority to issue One Hundred Million (100,000,000) shares of stock. The number of shares and the par value of such shares if any, in each class or series within a class is as follows:

     Class           Series     No.  Of  Shares        Par  Value
     ----------     -------     -----------------     ------------
     Common            1          100,000,000           $0.001

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 965,575; that the said change(s) and amendment have been consented to and approved by an affirmative vote of 958,435 shares.

                                             /s/  Linda  Hancey
                                             ----------------------------
                                             Linda  Hancey,  President

                                             /s/  Gary  Hancey
                                             -----------------------------
                                             Gary  Hancey
                                             Secretary  /  Treasurer


State  of  Utah  ,
County  of  Salt  Lake

On August 28, 1996, personally appeared before me, a Notary Public, Shalise Hancey, who acknowledged that they executed the above instrument.

                                             /s/  Shalise  Hancey
                                             ----------------------------
                                             Notary  Public
[NOTARY  STAMP]